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                    [LINDQUIST & VENNUM P.L.L.P. LETTERHEAD]



                                 February 26, 2001


Badger State Ethanol, LLC
2443 Bethel Road
Monroe, WI 53566

         Re: Opinion of Counsel as to Legality of 20,000 Class A Units to Be Registered Under The Securities Act of 1933

Dear Ladies and Gentlemen:

         This opinion is furnished in connection with the registration under the Securities Act of 1933 on Form SB-2 of 20,000 Class A units, no par value per unit, of Badger State Ethanol, LLC (the "Company").

         As counsel for the Company, we advise you that it is our opinion, based on our familiarity with the affairs of the Company and upon our examination of pertinent documents, that the 20,000 Class A units to be offered will, when paid for and issued, be validly issued and lawfully outstanding, fully paid and non-assessable Class A units of the Company.

         The undersigned hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement with respect to said Class A Units under the Securities Act of 1933.


                                    Very truly yours,

                                    LINDQUIST & VENNUM P.L.L.P.

                                    /s/ Lindquist & Vennum P.L.L.P.